EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64193 of School Specialty, Inc. on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K of School Specialty, Inc. 401(k) Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

June 23, 2004